Exhibit 10.1
AMENDMENT TO SENIOR MANAGEMENT AGREEMENT
James R. Dail Jr.

This is an amendment (“Amendment”) to the Senior Management Agreement executed June 1, 2022 (the “SMA”), between Huron Consulting Group Inc. (the “Company”) and James R. Dail Jr. (“Executive”), and this Amendment is effective as of January 1, 2025 (the “Amendment Effective Date”).

WHEREAS, the Company and Executive previously entered into the SMA, as modified from time to time;

WHEREAS, the Company desires to continue to employ Executive as Executive Vice President, Chief Operating Officer as of the Amendment Effective Date pursuant to the terms of the SMA as modified herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

5.5 Change of Control

The following language in SMA section 5.5(f) shall be stricken and not replaced:

The foregoing to the contrary notwithstanding, if Huron is acquired as a subsidiary or division of a reporting company pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934, the fact that Executive is not named as Chief Operating Officer of the reporting company following the Change of Control shall not constitute CoC Good Reason.

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Exhibit 10.1
Except for those provisions of the SMA specifically modified herein, all terms and conditions of the SMA remain in full force and effect and are not changed or superseded in any way by this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the dates written below.

COMPANY:
HURON CONSULTING GROUP INC.

By:	/s/ Kristen Bruner

Its:	CVP and Chief Human Resources Officer

Date:	4/8/2025

EXECUTIVE:
JAMES R. DAIL JR.

By:	/s/ Ronnie Dail

Ronnie Dail
(print name)

Date:	4/8/2025